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                                                              Exhibit 99.B(j)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
ING Variable Insurance Trust:


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                         /s/KPMG LLP


Boston, Massachusetts
February 21, 2006